UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2003

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	0-6253 (Commission file number)	71-0407808 (I.R.S. employer identification No.)

501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000 (Registrant’s telephone number, including area code)

ITEM: 9 REGULATION FD DISCLOSURE

     The following is the text of a press release issued by the registrant at 3:00 P.M. Central Standard Time on February 27, 2003.

SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.25 PER SHARE DIVIDEND

     Pine Bluff, AR — Simmons First National Corporation’s Board of Directors declared a regular $0.25 per share quarterly cash dividend payable April 1, 2003, to shareholders of record March 17, 2003. This dividend represents a $0.02 per share, or 8.70% increase over the dividend paid for the same period in 2002.

     Simmons First National Corporation is a $2 billion financial holding company, with community banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy and El Dorado, Arkansas. The Company’s seven banks conduct financial operations from 65 offices in 34 communities.

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FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol: SFNCA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 27, 2003	SIMMONS FIRST NATIONAL CORPORATION /s/ Barry L. Crow —————————————— Barry L. Crow, Executive Vice President and Chief Financial Officer